EXHIBIT 23.1 - CONSENT OF EXPERTS



                               Gerald R. Perlstein
                           Certified Public Accountant
                      1260 S. Beverly Glen Blvd., Suite 106
                          Los Angeles, California 90024

                            Telephone (310) 275-4650
                               Fax (310) 275-4611




Board of Directors
Fountain Colony Ventures, Inc.
Los Angeles, California


As the independent certified accountant, I consent to the use of my report, dated November 15, 1999, to the financial statements of Fountain Colony Ventures, Inc. for the years ended September 30, 1999, and to reference to this firm under the caption "Experts" to be included in or made part of this Form 10-SB registration statement.




/s/ Gerald R. Perlstein
-----------------------
Los Angeles, California
November 17, 1999